                                                            EXHIBIT 99.3


                         INDEPENDENT AUDITORS' REPORT


Board of Directors
Keith Uddenberg, Inc.
Gig Harbor, Washington

We have audited the accompanying balance sheets of Keith Uddenberg, Inc. (the Company) as of December 31, 1994, and December 30, 1995, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Keith Uddenberg, Inc. as of December 31, 1994 and December 30, 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
February 10, 1997
(February 14, 1997, as to Notes 1, 3, 9 and 10)

KEITH UDDENBERG, INC.
BALANCE SHEETS
DECEMBER 31, 1994, DECEMBER 30, 1995, AND SEPTEMBER 28, 1996 (unaudited)
================================================================================

                                                  December 31,   December 30,   September 28,
ASSETS                                                1994           1995           1996
                                                      ----           ----           ----
                                                                                 (unaudited)
CURRENT ASSETS:
  Cash                                            $  2,797,933   $  3,894,377   $  1,865,284
  Accounts receivable (no allowance
    deemed necessary)
    Trade                                            1,827,205      2,327,849      2,699,866
    Affiliated supplier                                645,083        645,083      2,490,554
  Inventories (Note 2)                              10,561,335     11,377,977     11,522,825
  Federal income taxes receivable                      220,500        191,896
  Other current assets                                 198,314        252,516        280,500
                                                  ------------   ------------   ------------
      Total current assets                          16,250,370     18,689,698     18,859,029

PROPERTY AND EQUIPMENT:
  Land                                               2,363,853      2,415,183      2,415,183
  Buildings and building improvements                6,005,392      5,954,062      6,025,329
  Fixtures and equipment                            37,863,851     41,841,882     44,146,096
  Leasehold improvements                             2,261,142      2,565,719      2,576,144
  Vehicles                                             534,488        589,221        555,948
  Construction in progress                           1,046,752      3,716,903      4,017,066
                                                  ------------   ------------   ------------
                                                    50,075,478     57,082,970     59,735,766
  Less accumulated depreciation                    (24,656,404)   (27,475,399)   (29,530,799)
                                                  ------------   ------------   ------------
                                                    25,419,074     29,607,571     30,204,967
  Real estate and improvements - Nonstore
    operations                                       1,283,555      1,040,445      1,036,370
  Less accumulated depreciation                       (205,077)      (165,126)      (171,432)
                                                  ------------   ------------   ------------
      Total property and equipment, net             26,497,552     30,482,890     31,069,905

INVESTMENTS AND OTHER ASSETS:
  Investment in affiliated supplier                  3,523,392      4,212,385      5,170,385
  Notes receivable                                   1,094,402        366,540        524,178
  Assets under contract of sale to related party                      183,279        183,279
  Deferred income taxes                                785,000      1,424,166      1,012,231
  Other assets                                         318,340        358,300        358,300
                                                  ------------   ------------   ------------
      Total investments and other assets             5,721,134      6,544,670      7,248,373
                                                  ------------   ------------   ------------
TOTAL                                             $ 48,469,056   $ 55,717,258   $ 57,177,307
                                                  ============   ============   ============

                                                  December 31,   December 30,   September 28,
LIABILITIES AND SHAREHOLDERS' EQUITY                  1994           1995           1996
                                                      ----           ----           ----
                                                                                 (unaudited)
CURRENT LIABILITIES:
  Accounts payable
    Trade                                            5,706,505      5,728,923      6,341,419
    Affiliated supplier                              6,671,558      8,016,149      8,155,333
  Accrued payroll and related benefits               1,618,301      1,838,312      2,149,259
  Accrued business and sales taxes                     877,009        999,159      1,198,002
  Other accrued expenses                             1,519,325      1,400,945      1,205,571
  Deferred income taxes                                                18,949        101,000
  Federal income taxes payable                                                       239,763
  Current portion of long-term debt
    Other                                            3,601,080      3,913,352      2,332,581
    Affiliated supplier                                278,758        304,746        329,070
                                                  ------------   ------------   ------------
      Total current liabilities                     20,272,536     22,220,535     22,051,998

DEFERRED INCOME                                                       655,000        573,000

ACCRUED LEASE OBLIGATION                             2,917,000      3,483,000      3,595,000

LONG-TERM DEBT, less current portion
    Other                                           12,594,427     21,519,889     19,759,225
    Affiliated supplier                              5,684,494      2,233,365      3,861,311
                                                  ------------   ------------   ------------
                                                    18,278,921     23,753,254     23,620,536

NOTE PAYABLE TO SHAREHOLDER                            100,000

DIVIDENDS PAYABLE ON PREFERRED STOCK                 1,487,958      2,381,875      3,328,319

COMMITMENTS AND CONTINGENCIES
  (Notes 7, 9, and 10)

SHAREHOLDERS' EQUITY:
  Cumulative preferred stock, Series A, no
    par value - Authorized, 15,000 shares;
    issued and outstanding, 11,542 shares                1,000          1,000          1,000
  Common stock, no par value - Authorized,
    50,000 shares; issued and outstanding,
    12,830 shares                                      148,580        148,580        148,580
  Retained earnings                                  5,263,061      3,074,014      3,858,874
                                                  ------------   ------------   ------------
      Total shareholders' equity                     5,412,641      3,223,594      4,008,454
                                                  ------------   ------------   ------------
TOTAL                                             $ 48,469,056   $ 55,717,258   $ 57,177,307
                                                  ============   ============   ============

KEITH UDDENBERG, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1994, AND
DECEMBER 30, 1995, AND NINE MONTHS ENDED
SEPTEMBER 30, 1995 (unaudited) AND SEPTEMBER 28, 1996 (unaudited)
================================================================================

                                                          December 31,    December 30,    September 30,   September 28,
                                                             1994            1995            1995             1996
                                                             ----            ----            ----             ----
                                                                                          (unaudited)     (unaudited)
SALES                                                    $ 292,669,924   $ 319,141,108   $ 237,098,371   $ 257,537,144

COST OF SALES AND RELATED
  OCCUPANCY EXPENSES, net of patronage
  dividend from affiliated supplier
  of $2,903,170, $2,220,473,
  $1,657,127, and $2,266,151                               230,952,363     250,823,306     186,101,220     199,675,149
                                                         -------------   -------------   -------------   -------------
      Gross margin                                          61,717,561      68,317,802      50,997,151      57,861,995

OPERATING EXPENSES                                          62,201,707      70,440,769      52,059,596      54,539,291
                                                         -------------   -------------   -------------   -------------
      Operating margin                                        (484,146)     (2,122,967)     (1,062,445)      3,322,704

OTHER INCOME (EXPENSE):
  Nonstore operations                                          587,294         665,541         437,525         468,297
  Gain on disposal of land and equipment, net                  395,450          68,365          77,846          27,491
  Gain on sale of investment in affiliated supplier             71,119       1,261,407         464,760
  Interest expense, net of interest income of $107,458,
    $79,268, $67,488, and $20,246                           (1,209,384)     (1,859,779)     (1,395,792)     (1,271,041)
  Other                                                         26,079          70,769          52,809         109,498
                                                         -------------   -------------   -------------   -------------
INCOME (LOSS) BEFORE INCOME TAXES                             (613,588)     (1,916,664)     (1,425,297)      2,656,949

INCOME TAX BENEFIT (EXPENSE)                                   273,500         674,061         475,302        (925,645)
                                                         -------------   -------------   -------------   -------------
NET INCOME (LOSS)                                             (340,088)     (1,242,603)       (949,995)      1,731,304

PREFERRED STOCK DIVIDENDS                                     (946,444)       (946,444)       (946,444)       (946,444)
                                                         -------------   -------------   -------------   -------------
INCOME (LOSS) AVAILABLE FOR COMMON SHAREHOLDERS          $  (1,286,532)  $  (2,189,047)  $  (1,896,439)  $     784,860
                                                         =============   =============   =============   =============
EARNINGS (LOSS) PER SHARE OF COMMON STOCK                $     (100.28)  $     (170.62)  $     (147.81)  $       61.17

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING                                                   12,830          12,830          12,830          12,830


KEITH UDDENBERG, INC.
STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1994, AND DECEMBER 30, 1995,
AND NINE MONTHS ENDED SEPTEMBER 28, 1996 (unaudited)
================================================================================

                             Cumulative
                          Preferred stock,            Common stock,
                              Series A                no par value
                              --------                ------------
                                                                           Retained
                         Shares     Amount           Shares     Amount     earnings       Total
                         ------     ------           ------     ------     --------       -----
BALANCE,
  January 1, 1994        11,542   $     1,000        12,830  $   148,580  $ 6,549,593  $ 6,699,173

  Net loss                                                                   (340,088)    (340,088)

  Preferred stock
    dividends                                                                (946,444)    (946,444)
                         ------   -----------        ------  -----------  -----------  -----------
BALANCE,
  December 31,
  1994                   11,542         1,000        12,830      148,580    5,263,061    5,412,641

  Net loss                                                                 (1,242,603)  (1,242,603)

  Preferred stock
    dividends                                                                (946,444)    (946,444)
                         ------   -----------        ------  -----------  -----------  -----------
BALANCE,
  December 30,
  1995                   11,542         1,000        12,830      148,580    3,074,014    3,223,594

  Net income
    (unaudited)                                                             1,731,304    1,731,304

  Preferred stock
    dividends
    (unaudited)                                                              (946,444)    (946,444)
                         ------   -----------        ------  -----------  -----------  -----------
BALANCE,
  September 28,
  1996 (unaudited)       11,542   $     1,000        12,830  $   148,580  $ 3,858,874  $ 4,008,454
                         ======   ===========        ======  ===========  ===========  ===========

KEITH UDDENBERG, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1994, AND
DECEMBER 30, 1995, AND NINE MONTHS ENDED
SEPTEMBER 30, 1995 (unaudited) AND SEPTEMBER 28, 1996 (unaudited)
================================================================================

                                                              December 31,   December 30,   September 30,  September 28,
                                                                  1994           1995            1995          1996
                                                                  ----           ----            ----          ----
                                                                                             (unaudited)   (unaudited)
OPERATING ACTIVITIES:
  Net income (loss)                                          $   (340,088)  $ (1,242,603)  $   (949,995)  $  1,731,304
  Adjustments to reconcile net income (loss) to net cash
        provided by operating activities:
    Depreciation                                                3,820,084      3,326,599      2,542,547      2,148,917
    Gain on sale of investment in affiliated supplier             (71,119)    (1,261,407)      (464,760)
    Gain on disposal of land and equipment, net                  (395,450)       (68,365)       (77,846)       (27,491)
    Noncash patronage dividends received from affiliated
        supplier                                                 (735,823)    (1,012,321)    (1,012,321)      (958,000)
    Deferred income taxes                                         (53,000)      (612,217)      (189,552)       493,986
    Cash provided (used) by changes in operating assets and
        liabilities:
      Accounts receivable                                        (830,009)      (500,644)    (1,376,374)    (2,217,488)
      Inventories                                                (688,337)      (816,642)      (663,880)      (144,848)
      Income taxes receivable                                      31,500         28,604         17,198        191,896
      Other current assets                                            120        (90,361)      (333,195)        45,399
      Other assets                                                (33,432)       (39,960)       (30,006)
      Accounts payable                                            817,227      1,367,009      2,448,350        751,680
      Accrued liabilities                                         181,749        223,781       (292,377)       314,416
      Income taxes payable                                                                                     239,763
      Deferred income                                                            655,000                       (82,000)
      Accrued lease obligation                                    469,000        566,000        404,000        112,000
                                                             ------------   ------------   ------------   ------------
  Net cash provided by operating activities                     2,172,422        522,473         21,789      2,599,534

INVESTING ACTIVITIES:
  Capital expenditures, net                                    (7,439,967)    (7,426,851)    (6,958,124)    (2,708,441)
  Proceeds from notes receivable                                   30,509        756,021         25,103          2,095
  Issuance of notes receivable                                                                                (233,116)
  Proceeds from sale of investment in affiliated supplier       1,000,039      1,584,735        585,079
                                                             ------------   ------------   ------------   ------------
  Net cash used by investing activities                        (6,409,419)    (5,086,095)    (6,347,942)    (2,939,462)

FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt                     25,384,318     45,153,571     36,033,032     15,831,134
  Principal payments of long-term debt                        (21,490,929)   (39,340,978)   (29,294,321)   (17,520,299)
  Principal payments of note payable to shareholder              (200,000)      (100,000)      (100,000)
  Proceeds from issuance of note payable to shareholder           300,000
  Payment of preferred stock dividends                            (20,000)       (52,527)
                                                             ------------   ------------   ------------   ------------
  Net cash provided (used) by financing activities              3,973,389      5,660,066      6,638,711     (1,689,165)
                                                             ------------   ------------   ------------   ------------
NET INCREASE (DECREASE) IN CASH                                  (263,608)     1,096,444        312,558     (2,029,093)

CASH:
  Beginning of period                                           3,061,541      2,797,933      2,797,933      3,894,377
                                                             ------------   ------------   ------------   ------------
  End of period                                              $  2,797,933   $  3,894,377   $  3,110,491   $  1,865,284
                                                             ============   ============   ============   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
    INFORMATION:
  Cash paid for interest                                     $  1,317,624   $  1,928,445   $  1,564,628   $  1,484,592
  Cash received for income tax refund                                             90,294         90,294

SUPPLEMENTAL DISCLOSURE OF NONCASH
    INVESTING TRANSACTIONS:
  Nonstore real estate exchanged for assets under
    contract of sale to related party                                            183,279

KEITH UDDENBERG, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, AND
DECEMBER 30, 1995, AND NINE MONTHS ENDED
SEPTEMBER 30, 1995 (unaudited) AND SEPTEMBER 28, 1996 (unaudited)
================================================================================

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      General: Keith Uddenberg, Inc. (the Company) owns and operates retail grocery stores, variety stores, a hardware store, a bowling alley, and shopping centers. All operations are in the state of Washington.

      Fiscal year end: The Company operates using a 52- or 53-week period ending on the last Saturday in December. The year ended December 31, 1994, reflects a 53-week period, while results of operations for the fiscal year ended December 30, 1995, consists of a 52-week period. Results of operations for the nine-month periods ended September 30, 1995, and September 28, 1996, consist of 39-week periods.

      Interim financial information: The interim financial information as of September 28, 1996 and for the nine months ended September 30, 1995 and September 28, 1996 is unaudited, and was prepared by the Company in a manner consistent with the audited financial statements and pursuant to the rules and requirements of the Securities and Exchange Commission. This unaudited interim financial information, in management's opinion, reflects all adjustments which are of a normal recurring nature and which are necessary to present fairly the results of the periods presented. The results of operations for the nine-month period ended September 28, 1996, are not necessarily indicative of the results to be expected for the entire year.

      Inventories: Inventories are stated at the lower of cost, as determined by the last-in, first-out method, or market.

      Property and equipment: Property and equipment are stated at cost and are depreciated over the estimated useful lives of the assets. Depreciation of purchased assets is computed using straight-line and accelerated methods.

      Applicable useful lives are as follows:

      Buildings and building improvements                      25 - 40 years
      Fixtures and equipment                                    5 - 10 years
      Leasehold improvements                                   10 - 30 years
      Vehicles                                                  3 -  5 years

      In 1995, the Company changed its method of depreciation for certain newly acquired equipment from an accelerated to straight-line method as it believes the straight-line method will more accurately reflect the timing of economic benefits received from such assets. The effect of this change results in a $482,000 reduction in 1995 depreciation expense and $318,000 increase in net income after taxes from what such amounts would have been had the former method been applied to newly acquired assets.

      In 1995, the Company revised the estimated useful life applicable to certain equipment placed in service in 1994 from seven years to ten years as it believes the longer period more closely approximates service lives. The effect of this change results in a $397,000 reduction in 1995 depreciation expense and $262,000 increase in net income after taxes.

      Construction in progress includes costs associated with acquiring land, buildings, fixtures, and equipment while a store is under construction. When a store opens, all costs are then transferred to the appropriate property account. Capitalized interest related to the development of certain properties totalled $8,000 and $219,000 during the years ended December 31, 1994 and December 30, 1995, respectively. The carrying value of property and equipment is reviewed on a regular basis.

      Preopening costs: Costs incurred in connection with the start-up and promotion of new store openings and major store remodels are expensed as incurred.

      Income taxes: The Company accounts for income taxes under the asset and liability method. Under this method, deferred income taxes are recorded for the temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities. These deferred taxes are measured by the provisions of currently enacted tax laws. Management believes that it is more likely than not that the Company will generate sufficient taxable income to allow the realization of the deferred tax asset.

      Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Financial instruments fair value: The carrying value of cash and notes receivable reflected in the balance sheet at December 31, 1994 and December 30, 1995, reasonably approximates the fair value of these financial instruments.

      The investment in affiliated supplier is stated at cost. At December 31, 1994, and December 30, 1995, the fair value of the investment in affiliated supplier, as determined by the net book value of the affiliated supplier, was approximately $10,535,134 and $10,376,000, respectively. Redemption of these investment shares is restricted by the bylaws of the affiliated supplier and is not to exceed 5% of its outstanding capital shares (10% with Board approval) on an annual basis. Requests for redemptions exceeding this amount would be granted on a pro rate basis.

      Fair value of long-term obligations, based on current interest rates, approximates historical cost at December 31, 1994 and December 30, 1995, due to the frequent repricing of the instruments.

      Earnings (loss) per share: Earnings (loss) per share of common stock is based upon the weighted average number of common stock outstanding during the periods. There were no common stock equivalents outstanding during the periods.

      Reclassifications: Certain amounts in the 1994 and 1995 financial statements have been reclassified to conform with the 1996 presentation.

NOTE 2: INVENTORIES

Inventories are valued utilizing the last-in, first-out (LIFO) method. The LIFO method results in a better matching of costs and revenues by recognizing current merchandise costs in cost of sales instead of in ending inventories, which is the practice under the first-in, first-out (FIFO) method. Information related to the FIFO method may be useful in comparing operating results to those companies not on LIFO. On a supplemental basis, had inventories been accounted for using the FIFO valuation method, inventories and shareholders' equity on a pretax basis would have increased by $6,510,000 and $6,648,000 as of December 31, 1994, and December 30, 1995, and earnings on a pretax basis for the years then ended would have increased by $109,000 and $138,000, respectively.

NOTE 3: BORROWING ARRANGEMENTS

Long-term debt is summarized as follows:

                                                  December 31,  December 30,  September 28,
                                                      1994          1995           1996
                                                      ----          ----           ----
                                                                               (unaudited)
Long-term debt refinanced subsequent to
  period end                                        11,976,725  $      --    $ 1,881,134

Note payable at $58,198 per month, including
  interest at financial institution's option
  rate (7.1% at September 28, 1996), matures
  through October 1, 2001                                         9,500,000    9,500,000

Note payable at $74,721 per month, including
  interest at financial institution's option
  rate (7.03% at September 28, 1996), matures
  October 2000                                                    3,615,699    3,125,321

Note payable at $37,233 per month, including
  interest at financial institution's option
  rate (7.03% at September 28, 1996), matures
  May 2005                                                        2,986,560    2,806,463

Note payable at $52,132 per month, including
  interest at financial institution's option
  rate (6.92% at September 28, 1996), matures
  June 2000                                          2,956,302    2,557,935    2,222,469

Note payable to affiliated supplier at $34,137
  per month, including interest at financial
  institution's option rate (8.25% at
  September 28, 1996), matures August 2000           2,526,359    2,322,659    2,154,822

Revolving line of credit due August 1, 1996
  (7.38% at December 30, 1995)                                    2,000,000

Note payable at $8,202 per month, interest
  only at financial institution's option rate
  (7.03% at September 28, 1996), matures
  August 1997                                                     1,400,000    1,400,000

Revolving line of credit due September 30,
  1997 (7.13% at September 28, 1996)                 1,700,000    1,250,000    1,200,000

Note payable at $9,869 per month, including
  interest at financial institution's option
  rate (9.25% at September 28, 1996), matures
  March 1999                                           813,226      773,969      739,164
                                                    ----------   ----------   ----------
Balance, carried forward                            19,972,612   26,406,822   25,029,373

                                                  December 31,  December 30,  September 28,
                                                      1994          1995           1996
                                                      ----          ----           ----
                                                                               (unaudited)
Balance, brought forward                           $19,972,612  $26,406,822  $25,029,373

Note payable at $7,000 per month, including
  interest at 9%, matures October 2008                               637,090     616,679


Note payable at $5,000 per month, including
  interest at 9%, matures September 2006                             410,835     393,164

Note payable at $87,563 per month, including
  Interest at financial institution's option
  rate (8.5% at December 30, 1995), matures
  July 1996                                          1,231,167      197,167

Note payable to affiliated supplier at $7,979
  per month, including interest at 7.75% matures
  June 1998                                            290,510      215,452      154,452

Other notes payable, maturing through 2005             664,470      103,986       88,546
                                                   -----------  -----------  -----------
                                                    22,158,759   27,971,352   26,282,187

Less Current Portion
  Other                                             (3,601,080)  (3,913,352)  (2,332,581)
  Affiliated supplier                                 (278,758)    (304,746)    (329,070)
                                                   -----------  -----------  -----------
                                                   $18,278,921  $23,753,254  $23,620,536
                                                   ===========  ===========  ===========

The Company has available a line of credit of $3,000,000 with a financial institution available through September 30, 1997, of which $1,700,000 and $1,250,000 was outstanding at December 31, 1994, and December 30, 1995, respectively, and included in long-term debt based on the terms of the financing agreement. Interest on advances under the line of credit is calculated at the financial institution's prime rate or LIBOR plus 1.375%. The line of credit is personally guaranteed by the Company's president.

The Company had available a revolving line of credit of $2,000,000 with a financial institution available through August 1, 1996, of which $2,000,000 was outstanding at December 30, 1995. Subsequent to year end $500,000 of the outstanding amount was refinanced and is included in long-term debt based on the terms of the financing agreement. Amounts outstanding under the revolving line of credit bear interest at the financial institution's prime rate or option rate plus 1.375%. The revolving line of credit is personally guaranteed by the Company's president.

At December 30, 1995, inventory, land, buildings, and equipment with a net depreciated cost of approximately $22,947,000 have been pledged as collateral on the above notes payable. In addition, certain of the above notes have been personally guaranteed by the Company's president.

There are certain restrictive debt covenant requirements contained within the loan agreements, including maintenance of certain financial ratios and minimum tangible net worth. As of December 30, 1995, the Company was in compliance with all debt covenants except the debt to cash flow covenant, for which a waiver was obtained.

In November 1996, the Company entered into an agreement with a financial institution which enables the Company to borrow up to $4,000,000 on a revolving line of credit that bears variable interest at the financial institution's prime rate or fixed interest at LIBOR plus 1.50%. The revolving line of credit is available through November 18, 1997, at which time it converts to a term note that matures November 18, 2003. Subsequent to September 28, 1996, the Company utilized the revolving line of credit to refinance $1,881,134 of short-term debt to affiliated supplier.

Maturities of long-term debt at December 30, 1995, are as follows:

          Year ending

             1996                                 $ 4,218,098
             1997                                   6,579,332
             1998                                   3,544,477
             1999                                   4,511,991
             2000                                   4,681,863
          Thereafter                                4,435,591
                                                  -----------
                                                  $27,971,352
                                                  ===========

NOTE 4: PREFERRED STOCK

Holders of the Company's preferred stock are entitled to receive semiannual dividends in the amount of $41 per share which are cumulative. Upon liquidation of the Company, the holders of preferred shares are entitled to receive $1,000 per share plus all accrued and unpaid dividends.

Preferred stock dividends payable totalling $1,530,230 at December 30, 1995, are subject to a subordination agreement with the Company's lenders for purposes of determining compliance with a minimum tangible net worth debt covenant.

NOTE 5: INCOME TAXES

A reconciliation of the federal statutory tax rate to the Company's effective income tax rate for the fiscal years ended December 31, 1994, and December 30, 1995, is as follows:

                                                  1994             1995
                                                  ----             ----
      Statutory rate                              34 %             34 %
      Tax credits                                 16                2
      Other, net                                  (5)              (1)
                                                  --               --
      Effective rate                              45 %             35 %
                                                  ==               ==

The income tax benefit for the fiscal years ended December 31, 1994, and December 30, 1995, consists of the following:

                                                  1994             1995
                                                  ----             ----
      Current                                  $220,500          $ 61,844
      Deferred                                   53,000           612,217
                                               --------          --------
                                               $273,500          $674,061
                                               ========          ========

The components of the benefit for deferred income taxes at December 31, 1994, and December 30, 1995, are:

                                                  1994             1995
                                                  ----             ----
      Tax credits                              $ 98,789          $ 181,294
      Patronage dividend receivable             (90,317)
      Depreciation                              (88,412)          (217,802)
      Accrued lease obligation                  159,460            219,640
      Deferred gain on property sale                               134,545
      Deferred income                           (26,520)           294,540
                                               --------          ---------
                                               $ 53,000          $ 612,217
                                               ========          =========

At December 30, 1995, deferred income taxes consisted of the following:

      Current:
        Accrued compensation                                     $   69,379
        Patronage dividend receivable                              (219,328)
        Deferred income                                             131,000
                                                                 ----------
                                                                 $  (18,949)
                                                                 ==========
      Noncurrent:
        Accrued lease obligation                                 $1,184,220
        Depreciation                                               (397,382)
        Tax credits                                                 280,083
        Deferred gain on property sale                              134,545
        Deferred income                                             222,700
                                                                 ----------
                                                                 $1,424,166
                                                                 ==========

At December 30, 1995, the Company has targeted jobs tax credits, totalling $257,717, expiring through 2005 and alternative minimum tax credits, totalling $22,366, that are available to offset future tax liabilities.

NOTE 6: RETIREMENT PLANS

The Company participates in a union administered multi-employer defined benefit pension plan for employees covered by collective bargaining agreements. The Company's expense for contributions under this plan in 1994 and 1995 approximated $1,188,000 and $1,375,000, respectively.

The Company also maintains a defined contribution profit sharing plan which includes employees not covered by collective bargaining agreements who meet certain service requirements. Contributions are made annually at the discretion of the Board of Directors. No contribution was made for 1994 or 1995.

NOTE 7: LEASING ARRANGEMENTS

The Company leases most of its store facilities under noncancellable operating leases expiring through 2020. Total rent expense was $5,644,916 and $6,995,767, respectively, during the years ended December 31, 1994, and December 30, 1995, including contingent rentals of $152,293 and $79,233, respectively, based on sales volume. Many of the leases contain renewal provisions at the Company's option. Certain leases provide for increasing rents which are accounted for on a straight-line basis over the lease term with the difference reported as an accrued lease obligation. Minimum rental commitments under noncancellable operating lease agreements as of December 30, 1995, are as follows:

      Year ending
      -----------
         1996                                   $  6,655,636
         1997                                      7,298,056
         1998                                      7,133,204
         1999                                      7,154,144
         2000                                      7,145,746
      Thereafter                                  81,796,346
                                                ------------
                                                $117,183,132
                                                ============

The Company is the lessor of certain property under operating lease arrangements. A majority of these properties are leased to related parties. Total rental income from these leases was approximately $302,000 and $540,000, during the years ended December 31, 1994, and December 30, 1995, respectively. Most of these leases contain renewal options. Minimum rental income from operating lease commitments under noncancellable lease agreements as of December 30, 1995, are as follows:

      Year ending
      -----------
         1996                                     $  420,972
         1997                                        365,826
         1998                                        298,792
         1999                                        221,770
         2000                                        100,103
      Thereafter                                     518,000
                                                  ----------
                                                  $1,925,463
                                                  ==========

NOTE 8: RELATED PARTY TRANSACTIONS

During both 1994 and 1995, the Company incurred expenses totalling $93,000 for rental of facilities from entities in which the Company's president is a principal owner.

At December 30, 1995, other current assets include a $125,000 receivable from the Company's president.

In 1995, the Company agreed to sell certain properties to the Company's president. The sales price for the properties totalled $580,000, of which $1,000 was received in cash and $579,000 represents a note receivable from the president that bears interest at 6.4%, matures in December 2010, and requires annual payments of principal and interest totalling $43,697. Due to the small amount of downpayment received, the Company has deferred recognition of the $395,721 difference between the selling price and the carrying value on the sale and will account for the sale as proceeds are received. The book value of property sold, less cash proceeds received, is recorded as assets under contract of sale to related party at December 30, 1995.

The Company is a shareholder in, and the Company's president is a director of the Company's principal supplier of inventories (the affiliated supplier). The affiliated supplier also provides a variety of financial and marketing services. Included in transactions with the affiliated supplier for the fiscal years 1994 and 1995 were inventory purchases of approximately $181,706,900 and $178,213,000 and rent expense under operating leases of $3,428,349 and $3,692,185, respectively.

A substantial portion of the earnings of the affiliated supplier are distributed annually to its shareholders as patronage dividends, in the form of cash or additional stock of the affiliated supplier. Such dividends are based on gross purchases and are subject to specified limits. During the fiscal years 1994 and 1995, patronage dividends totalling $2,903,170 and $2,220,473, respectively, includes a patronage dividend receivable of $645,083 which is included in accounts receivable and based on gross purchases during the fourth quarter of 1994 and 1995.

At December 31, 1994, and December 30, 1995, notes payable includes $5,963,252 and $2,538,111, respectively, representing financing provided by the affiliated supplier and a wholly owned subsidiary of the affiliated supplier.

NOTE 9: PURCHASE COMMITMENTS

In 1995, the Company entered into an exclusive purchase agreement with a vendor under which it has agreed to purchase all of its requirements for a certain product line. The Company initially committed to purchase a minimum of $5,000,000 of this product over an estimated five-year period in exchange for approximately $1,925,000 of cash and free goods to be received from the vendor. The benefit of cash and free goods received is recognized as a reduction of cost of goods sold on a percentage-of-completion basis as the purchase commitment is fulfilled. At September 28, 1996, approximately $3,800,000 of the initial purchase commitment remains. Cash and free goods received in advance of amounts earned are included in current other accrued expenses or long-term deferred income and totaled $174,000, $1,040,000, and $716,000, (unaudited) at December 31, 1994, December 30, 1995, and September 28, 1996, respectively.

NOTE 10: SUBSEQUENT EVENTS

On February 14, 1997, the Company and Quality Food Centers, Inc.(QFC) completed their previously announced merger for a total purchase price of approximately $71,000,000 in cash and QFC common stock, subject to final adjustments.

The Internal Revenue Service is currently examining the Company's federal income tax return for 1994. While no formal adjustments have been proposed, the Company believes that any such adjustments would not have a material impact on the financial statements.